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                                                                   Exhibit 23(d)


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                                                     PricewaterhouseCoopers LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus Supplement of American Airlines Inc., relating to Pass Through Certificates, Series 2002-1G comprising part of the Registration Statement (No. 333-84292) of American Airlines Inc., of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.



                           PricewaterhouseCoopers LLP



September 16, 2002